Exhibit 99.1

Coherus Secures Private Placement from Temasek

First tranche of $75 million secured

REDWOOD CITY, Calif., August 21, 2017 — Coherus BioSciences, Inc. (Nasdaq: CHRS) today announced plans to raise up to $150 million in a two tranche private placement, the first tranche of $75 million in aggregate gross proceeds to be completed and funded by August 31, 2017 with 6,556,116 shares of common stock to be issued at an offering price of $11.44 per share.

Temasek, an investment company headquartered in Singapore, plans to invest up to $150 million over two tranches. The second tranche is projected to be funded following receipt of the U.S. Food and Drug Administration’s marketing approval for the CHS-1701 pegfilgrastim biosimilar product candidate, subject to market pricing and certain closing conditions at that time, including each party’s final approval.

Coherus intends to use the net proceeds from these private placements for additional capital for the completion of development and registration of the CHS-1701 pegfilgrastim biosimilar product candidate, the launch of CHS-1701, the development and registration of the CHS-1420 adalimumab biosimilar product candidate, the development of the CHS-3351 ranibizumab biosimilar product candidate, and for general corporate purposes.

“We are very pleased to have the support of a significant investor of Temasek’s stature and reputation as we continue to progress CHS-1701 and the rest of our pipeline,” commented Denny Lanfear Coherus Chief Executive. “We are gratified to have Temasek as a shareholder as we advance our efforts to bring biosimilar competition to the market, delivering cost savings for the healthcare system and increasing access to essential biologics for patients.”

The securities to be sold in these private placements have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and will be sold in private placements pursuant to Regulation D of the Securities Act. The securities may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Coherus has agreed to file a registration statement covering the resale of the shares of common stock acquired by the investors.

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales & marketing and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-1420 (adalimumab biosimilar) and CHS-0214 (etanercept biosimilar), as well as developing a robust pipeline of future products in four therapeutic areas, oncology, immunology (anti-TNF), ophthalmology and multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, clinical studies, product development, release of data and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including the anticipated closings of each tranche of the private placement transactions, Coherus’ anticipated use of proceeds from the private placement transactions, and Coherus’ plans and strategy to advance clinical products towards commercialization, including the potential receipt of marketing approval for the CHS-1701 pegfilgrastim biosimilar product candidate. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates, as well as possible patent litigation. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Annual Report on Form 10-K for the period ended December 31, 2016, filed with the Securities and Exchange Commission on March 14, 2017, its Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the Securities and Exchange Commission on August 7, 2017 and its future periodic reports to be filed with the Securities and Exchange Commission.

Contact:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527